 Exhibit 32

SECTION 1350 CERTIFICATIONS

This Certificate is being delivered pursuant to the requirements of Section 1350 of Chapter 63 (Mail Fraud) of Title 18 (Crimes and Criminal Procedures) of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed for purposes of Section 18 of the Securities Act of 1934, as amended.

The undersigned, who are the Chief Executive Officer and Chief Financial Officer of American Realty Capital Daily Net Asset Value Trust, Inc. (the “Company”), each hereby certify as follows:

The quarterly report on Form 10-Q of the Company, which accompanies this Certificate, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and all information contained in this quarterly report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated this 10th day of November, 2011

/s/ Nicholas S. Schorsch
Nicholas S. Schorsch
Chief Executive Officer and Chairman of the Board of Directors
(Principal Executive Officer)

/s/ Brian S. Block
Brian S. Block
Executive Vice President, Chief Financial Officer (Principal Financial Officer)